Exhibit 5.1

Grant Thornton LLP Suite 900 833 - 4th Avenue SW Calgary, AB T2P 3T5
U.S. Securities and Exchange Commission
T (403) 260-2500 F (403) 260-2571 www.GrantThornton.ca

Re:	Compton Petroleum Corporation

We hereby consent to the use of our name in the Registration Statement on Form F-10 (the “Registration Statement”) of Compton Petroleum Corporation, as it appears under the heading “Auditors, Registrar and Transfer Agent”.

We also consent to the use of our reports dated March 20, 2009, incorporated by reference in the Registration Statement.

Calgary, Alberta

September 10, 2009	Chartered Accountants

Audit — Tax — Advisory

Grant Thornton LLP. A Canadian Member of Grant Thornton International Ltd